UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2016

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to Government Properties Income Trust.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 17, 2016, the Company’s shareholders elected Mr. John L. Harrington as the Independent Trustee in Class I of the Board of Trustees for a three year term of office until the Company’s 2019 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Harrington received the following votes:

For	Withhold	Broker Non-Votes
26,459,127	13,034,342	24,772,019

The Company’s shareholders also elected Mr. Adam D. Portnoy as the Managing Trustee in Class I of the Board of Trustees for a three year term of office until the Company’s 2019 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
24,167,106	15,326,363	24,772,019

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
63,290,794	554,489	420,205	—

The results reported above are final voting results.

Item 8.01   Other Events.

On May 17, 2016, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 17, 2016, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $0.01 par value, of the Company, or the Common Shares, valued at $19.52 per share, the closing price of the Common Shares on the New York Stock Exchange on that day.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: May 18, 2016